Exhibit 15

October 28, 2020

Wyndham Destinations, Inc.
6277 Sea Harbor Drive
Orlando, Florida 32821

We are aware that our report dated October 28, 2020, on our review of the interim condensed consolidated financial information of Wyndham Destinations, Inc. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, is incorporated by reference in Registration Statement No. 333-136090 and 333-228435 on Forms S-8 and Registration Statement No. 333-223859 on Form S-3ASR.

/s/ Deloitte & Touche LLP
Tampa, Florida